UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 21, 2019 Date of report (Date of earliest event reported)

SUPPORT.COM, INC. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
1200 Crossman, Ave., Sunnyvale, CA 94089 (Address of Principal Executive Offices) (Zip Code)

(650) 556-9440 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

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Emerging growth company
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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.  Entry into a Material Definitive Agreement

Lease Agreement

On February 21, 2019, Support.com, Inc. (“Company”) executed an Extension of Lease Agreement (“Lease Extension”) with Mariposa Building, LLC (“Landlady”) extending the term of a certain existing Lease Agreement between the Company and Landlady dated February 1, 2016 (“Lease”) to lease approximately 1,800 square feet of office space located at 685 S. Arthur Avenue, Suite 12C, Louisville, Colorado 80027. The Lease Extension extends the current lease term to January 31, 2020 (“Extension Term”) and will automatically renew for additional one (1) year terms unless either party has given a written notice not to renew not less than three (3) months prior to the renewal date. The Lease Extension provides for a monthly base rent of $2,595 for the Extension Term.

The foregoing description of the material terms of the Lease Extension is qualified in its entirety by the full terms of the Lease Extension (which is attached hereto as Exhibit 10.1).

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits.

10.1 Extension of Lease Agreement between Support.com, Inc. and Mariposa Building, LLC executed on February 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2019
SUPPORT.COM, INC.

By:	/s/ Richard Bloom
Name:	Richard Bloom
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Extension of Lease Agreement between Support.com, Inc. and Mariposa Building, LLC executed on February 21, 2019.